EXHIBIT 99

                     Community Bank Shares of Indiana, Inc.

                  Authorization for Dividend Reinvestment Plan

Please enroll me in the Community Bank Shares of Indiana, Inc. Dividend Reinvestment Plan as indicated below.

1.                Full Dividend Reinvestment -- Please apply dividends on all
   |_| shares of Community Bank Shares of Indiana, Inc. common stock held in my account to the purchase of additional shares of Community Bank Shares of Indiana, Inc. common stock.

2.                Partial Dividend Reinvestment -- Please apply dividends on
   |_| _________ (specify either 25%, 50% or 75%) of my shares of Community Bank Shares of Indiana, Inc. common stock registered in my name to the purchase of additional shares of Community Bank Shares of Indiana, Inc. common stock.

Please print

Name:_______________________________________

Social Security Number:__________________________

Address:__________________________________

__________________________________________


All persons whose Names Appear on the
Certificate Must Sign.


_______________________________________                 ________________________
Stockholder's Signature                                 Date


_______________________________________                 ________________________
Stockholder's Signature                                 Date